UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 27, 2021

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (Title of class)

CTBI	The Nasdaq Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Succession Planning - Anticipated Retirement; Executive Officer Changes

On July 28, 2021, Community Trust Bancorp, Inc. (the “Company”) announced several changes to its executive management as part of an ongoing executive succession plan.   Specifically, Jean R. Hale, the long serving Chairman, President and Chief Executive Officer of the Company, announced her planned retirement, effective as of February 7, 2022.  At a meeting of the Company’s Board of Directors (the “Board”) held on July 27, 2021, the Board appointed Mark A. Gooch to immediately assume the position of President of the Company.  At the same meeting, the Board appointed Mark A. Gooch to also assume the position of Chief Executive Officer and Director effective February 7, 2022; the Director position will be for the remainder of her then unexpired term.

Ms. Hale currently serves and will continue to serve as Chairman and Chief Executive Officer of the Company, as well as Chairman of the Board of Community Trust Bank, Inc. and Community Trust and Investment Company until her planned retirement on February 7, 2022.

Additional information relating to the background and business experience for Ms. Hale is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 18, 2021 (the “Company’s 2021 Proxy Statement”), under the heading “Election of Directors”, which information is incorporated herein by reference.

Mr. Gooch currently serves and will continue to serve as Secretary of the Company and as President and Chief Executive Officer of Community Trust Bank, Inc.  In his additional new role as President of the Company, Mr. Gooch will assume direct operating responsibility for all facets of the Company, reporting directly to Ms. Hale, the Company’s Chairman and Chief Executive Officer until her planned retirement on February 7, 2022.  On February 7, 2022, when Mr. Gooch also assumes the additional position of Chief Executive Officer of the Company, he will report directly to the Board.

Mark A. Gooch, age 62, was appointed as President and Chief Executive Officer of Community Trust Bank, Inc. and Executive Vice President of Community Trust Bancorp, Inc. on July 1, 1999.  Mr. Gooch served as Executive Vice President/Operations from 1997 to June 30, 1999.  Mr. Gooch began his career at First Security Bank and Trust of Whitesburg, Kentucky in 1981 where he held various positions, including Branch Manager, Retail Lender, Mortgage Lender, Commercial Lender, Compliance Officer, Cashier, and Chief Operating Officer.  Mr. Gooch joined Community Trust Bancorp, Inc. in 1987 with the first acquisition made by Community Trust Bancorp, Inc. (FKA Pikeville National Corporation).  He served as President of that subsidiary from 1993 to 1996 until all bank subsidiaries were merged into Community Trust Bank, Inc. in 1997, at which time he came to the corporate office as Executive Vice President/Operations.  Mr. Gooch serves as a director of CEDAR, National Advisory Council for Christian Appalachian Project, National Advisory Council for NCIF, the Kentucky Pro Football Hall of Fame, One East Kentucky Corporation, the City of Pikeville Economic Development Board and the Kentucky Chamber of Commerce.

Other than existing compensatory arrangements between Ms. Hale and Mr. Gooch (each an “Executive Officer”) and the Company, as described in the Company’s 2021 Proxy Statement, in connection with the above succession appointments: (i) there are no arrangements or understandings between the Executive Officer and any other person; (ii) no material plan, contract or arrangement has been entered into with the Executive Officer, and no such plan, contract or arrangement with the Executive Officer has been materially amended; and (iii) no grant of any award to the Executive Officer or modification of an existing award has been made.  Moreover, none of the Executive Officers has a family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.  Also, none of the Executive Officers has a direct or indirect material interest in any transaction that would require reporting under Item 404(a) of Regulation S-K.

Item 8.01 – Other Events

On July 28, 2021, the Company issued a press release announcing the changes to its executive management described in Item 5.02 above.  A copy of the press release has been filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated July 28, 2021, issued by Community Trust Bancorp, Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 28, 2021, issued by Community Trust Bancorp, Inc.

* * * * * *

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	July 28, 2021	/s/ Jean R. Hale
Jean R. Hale
Chairman and Chief Executive Officer